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                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050       JOHN ARNOT WILSON
                 TELEPHONE 415-493-9300   FACSIMILE 415-493-6811   OF COUNSEL

                                   EXHIBIT 5.1

                                  July 1, 1996

SuperGen, Inc.
6450 Hollis Street
Emeryville, California  94608

RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 28, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,000,000 shares of your Common Stock reserved for issuance under the 1993 Stock Option Plan, as amended and restated effective January 17, 1996 (the "1993 Plan"), (ii) 250,000 shares of your Common Stock reserved for issuance under the 1996 Directors' Stock Option Plan (the "1996 Plan"), and (iii) 300,000 shares of your Common Stock reserved for issuance under the Employees and Consultants Stock Option Agreement/Plan (the
"Employees and Consultants Plan").   The 2,000,000 shares of Common Stock
reserved under the 1993 Plan, the 250,000 shares of Common Stock reserved under the 1996 Plan and the 300,000 shares of Common Stock reserved under the Employees and Consultants Plan are referred to collectively as the "Shares," and the 1993 Plan, the 1996 Plan and the Employees and Consultants Plan are referred to collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Sincerely,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation

                              /s/ WILSON, SONSINI, GOODRICH & ROSATI